Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Increases Repurchase Authorization by Additional $100M

SINGAPORE - January 31, 2019 - Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) ("Kulicke & Soffa", "K&S" or the "Company") today announced its Board of Directors has increased its three-year share repurchase program, initiated on August 1, 2017, by an additional $100 million.
Under the program, Kulicke & Soffa may purchase shares of its common stock through open market and privately negotiated transactions at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions, availability of US cash as well as other corporate and regulatory considerations. The new authorization is effective immediately and may be suspended or discontinued at any time.

Fusen Chen, Kulicke & Soffa’s President and CEO stated, “This additional authorization, combined with our fixed quarterly dividend and the execution of our multi-faceted growth strategy can deliver significant value to shareholders over the long-term.”

Since its initial repurchase program announcement on August 27, 2014, through its first fiscal quarter ended December 29, 2018, K&S has deployed approximately $228 million and repurchased a total of 13.8 million shares in open market transactions. The Company also reported diluted weighted average shares outstanding of 67.9 million for its first fiscal quarter.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future expected dividend payouts and growth opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that the Company fails to meet its operational and financial targets in order to adhere to its dividend policy; the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; the impact of changes in tax law; the risk that the Company will not identify suitable acquisition opportunities or that any acquisitions will not be successful; the risk that the Company fails to timely remediate the material weaknesses identified in the Company’s internal controls over financial reporting or that new material weaknesses or significant deficiencies emerge; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2018 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy,
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180